UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2005
__________________

MAXUS TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26337	82-0514605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18300 Sutter Blvd.
Morgan Hill, California 95037
(Address of principal executive offices, including zip code)

(408) 782-2005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 20, 2005, the Board of Directors of Maxus appointed L. Bruce Glasser to fill the vacancy created by Michelle Whatmore’s resignation from the board. Mr. Glasser is a Managing Director of Jesup & Lamont Securities Corporation.

Pursuant to the terms of an engagement agreement between Maxus and Jesup & Lamont dated October 7, 2004, Jesup & Lamont was engaged as the exclusive financial advisor and placement agent in connection with the placement of certain securities of Maxus on a reasonable best efforts basis. In consideration for the services to be rendered by Jesup & Lamont, Maxus has agreed to pay a retainer fee of 250,000 shares of Maxus’ common stock with 125,000 shares paid at the time the engagement letter was executed and another 125,000 shares due upon Jesup & Lamont raising a minimum of $5 million in funding for the company. Additionally, Maxus pays Jesup & Lamont a monthly work fee in the amount of $15,000 per month payable in the equivalent value of shares of common stock of Maxus. Maxus has also agreed to pay Jesup & Lamont a success fee equal to eight percent of the gross proceeds of any placements of Maxus securities as well as warrants exercisable for Maxus common stock in an amount of shares equal to ten percent of the aggregate number of securities sold in any such placement. In connection with any transaction or series of transactions pursuant to which Jesup & Lamont provides investment banking services for Maxus, Mr. Glasser as a Managing Director of Jesup & Lamont would have a financial interest in such transaction.

The engagement letter has a term of 12 months unless it is either (i) extended by agreement of the parties or (ii) terminated sooner by either party providing 30-days written notice to the other party. Any financing of Maxus, secured or placed within 12 months of the termination or expiration of the engagement letter with any investor identified or contacted by Jesup & Lamont while the engagement letter was in effect, shall result in the above fees being due and payable by Maxus. Additionally, at any time during the term of the engagement letter and for 12 months thereafter, Maxus has agreed to provide Jesup & Lamont with the right of first refusal to act as Maxus’ exclusive placement agent for any of the following actions that Maxus may undertake: debt financing; raise of equity or equity-linked securities via a public offering or private placement; pursue a merger, acquisition or divestiture, or any other action requiring investment banking services. In each case in which the right of first refusal may be exercised by Jesup & Lamont, such action shall be undertaken pursuant to a separate engagement letter that shall provide for, among other things, mutually acceptable terms, conditions, indemnification and compensation for such services, which terms shall be substantially similar to those of the particular activity allowing Jesup & Lamont a right of first refusal.

A copy of the press release announcing the appointment of Mr. Glasser as a member of Maxus’ Board of Directors is attached hereto.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about Maxus’ closing any financing or other transaction requiring investment banking services. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those stated in this Form 8-K.  Factors that might affect actual outcomes include, but are not limited to, our ability to attract third party debt financing or funding from investors interested in our company. For a more detailed discussion of these and associated risks, see Maxus’ most recent documents filed with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Maxus as of the date of the release, and we assume no obligation to update any such forward-looking statement.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release dated June 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS TECHNOLOGY CORPORATION

By:	/s/ Patrick Mulvey
Patrick Mulvey Chief Executive Officer

Date: June 24, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 24, 2005